ZEMEX CORPORATION
                  Canada Trust Tower, BCE Place
                   161 Bay Street, Suite 3750
                          P.O. Box 703
                        Toronto, Ontario
                         Canada  M5J 2S1


                         PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Zemex Corporation (the "Corporation" or "Zemex"), a Delaware corporation, to be voted at the Annual Meeting of Shareholders at 11:00 a.m. on May 12, 1997 in Room C, 11th Floor, The Chase Manhattan Bank, 270 Park Avenue, New York, New York, 10017 and at any adjournment thereof. This Proxy Statement and the accompanying Notice of Meeting and Form of Proxy are being mailed to the Corporation's shareholders commencing on or about March 27, 1997. The 1996 Annual Report to the Corporation's shareholders, which includes financial statements, is also being mailed on or about March 27, 1997 to each shareholder of record as of the close of business on March 7, 1997. Such Annual Report, however, is not to be deemed to be part of this proxy solicitation material.

The Board has fixed the close of business on March 7, 1997 as the record date for the determination of shareholders of the Corporation entitled to vote at the Annual Meeting. As of the record date, the Corporation had approximately 8,269,099 common shares, par value $1.00 per share (the "Common Shares"), issued and outstanding.

Each Common Share is entitled to one vote. A majority of the Common Shares outstanding and entitled to vote must be present at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Under Delaware law, abstentions are treated as present and entitled to vote, and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

Broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining approval of any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. There are no dissenters' rights available with respect to any matter to be considered at the Annual Meeting. Any shareholder giving a proxy in the accompanying Form of Proxy has the right to revoke it at any time prior to the voting thereof by delivery of notice of revocation to the Corporation or by delivery of another proxy subsequent to the date thereof. Such notices of revocation should be addressed to the Corporate Secretary at the executive offices of the Corporation located at Canada Trust Tower, BCE Place, 161 Bay Street, Suite 3750, P.O. Box 703, Toronto, Ontario, Canada, M5J 2S1. The Corporation's telephone number is
(416) 365-8080 and its fax number is (416) 365-8094.

The expense of solicitation of proxies will be borne by the Corporation. Following the mailing of the proxy material, solicitation of proxies may be made by mail, telephone, facsimile, telegram or personal interview by some of the regular employees of the Corporation or its subsidiaries, who will receive no additional compensation for their services. The Corporation has also retained Kissel-Blake Inc. to solicit proxies personally or by mail, telephone, facsimile, or telegraph from brokerage houses, custodians, fiduciaries and nominees for a fee of $4,500 plus expenses. In addition, the Corporation will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners.


<PAGE 2>


ELECTION OF DIRECTORS

A board of nine directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Corporation's nine nominees named below, all of whom are presently directors of the Corporation. If any nominee of the Corporation is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for the nominee designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Opposite  the name of each nominee for election as a director  is
(i) his age; (ii) his position with the Corporation, his principal occupation and his business experience during the past five years; and (iii) the year in which he first became a director of the Corporation. All information is as of March 7, 1997.

                           PROPOSAL I
               NOMINEES FOR ELECTION AS A DIRECTOR

                    Position with the Corporation;
Name           Age  Principal Occupation                    Diretor
                    and Business Experience During Past     Since
                    Five Years

Paul A. Carroll 55  Chairman of the Executive               1991
                    Compensation/Pension Committee;
                    Chairman and Chief Executive
                    Officer, World  Wide
                    Minerals Ltd. (Toronto-based
                    mining company); Counsel,
                    Smith Lyons (Toronto law firm)
                    since 1997 and prior thereto
                    Partner of  Smith Lyons since
                    1973; Chairman, Juno Limited;
                    Director, Dundee Bancorp Inc.;
                    Director, Pan Pacific
                    Strategies Corp.

Morton A. Cohen 61  Chairman, President and Chief           1991
                    Executive Officer, Clarion Capital
                    Corporation (Cleveland-based
                    venture capital company) since
                    1982; Chairman, Cohesant
                    Technologies Inc.; Director, Gothic
                    Energy Corporation; Director,
                    Sentex Sensing Technology
                    Inc.; Director, DHB Capital Group

John M. Donovan 69  Member of the Audit Committee and       1991
                    Executive Compensation/Pension
                    Committee; Independent
                    Consultant since July 1990;
                    Director, Philex Gold Inc.

Thomas B.       65  Member of the Audit Committee and the   1989
Evans, Jr.          Nominating Committee;
                    Vice Chairman, The Jefferson
                    Group Inc. (Washington D.C.
                    consulting firm) since December
                    1995; President, The Evans
                    Group Ltd. (Washington D.C.
                    consulting firm) since 1989;
                    Director, Juno Limited

Ned Goodman     59  Chairman, President and Chief           1991
                    Executive Officer, Dundee
                    Bancorp Inc. (a Toronto-based
                    financial services company) and
                    its subsidiary, Goodman &
                    Company Ltd., since January 1987;
                    Chairman, Dynamic Mutual Funds;
                    Chairman, Goodman & Company,
                    Investment Counsel; Director,
                    BGR Precious Metals Inc.;
                    Director, Kinross Gold
                    Corporation; Director, Knights
                    Gold Mining Co. Limited;
                    Director, Breakwater
                    Resources Ltd.

<PAGE 3>

Peter Lawson-   70  Chairman of the Board of Directors,     1960
Johnston            Member of the Executive
                    Compensation/Pension Committee,
                    Member of the Executive Committee
                    and Chairman of the Nominating
                    Committee; Chairman and Trustee,
                    Solomon R. Guggenheim
                    Foundation; Chairman of the
                    Board, The Harry Frank
                    Guggenheim Foundation; Senior
                    Partner, Guggenheim
                    Brothers; President and
                    Director, Elgerbar Corporation;
                    Director, National Review, Inc.;
                    Limited Partner Emeritus,
                    Alex Brown & Sons, Inc.;
                    Director, UBS Private Investor
                    Funds, Inc.

Richard L.      58  President and Chief Executive Officer   1991
Lister              of the Corporation since
                    May 1993;  Chairman of the
                    Executive Committee and
                    Member of the Nominating
                    Committee; Vice Chairman of the
                    Board of Directors from 1991 to
                    May 1993; Director, Dundee
                    Bancorp Inc.; Vice Chairman,
                    Dundee Bancorp Inc. from
                    1991 to 1993

Patrick H.      81  Chairman of the Audit Committee;        1975
O'Neill             Independent Mining
                    Consultant since 1982;
                    Counselor, American Geographical
                    Society, New York; Director,
                    Ireland U.S. Council for
                    Commerce and Industry, New York

William J.      66  Member of the Executive Committee;      1989
vanden Heuvel       Counsel, Stroock, Stroock
                    & Lavan (attorneys at law, New
                    York) since 1984; Senior
                    Advisor, Allen & Company Inc.
                    (investment bankers) since
                    1984; Chairman of the Board, IRC
                    Group, Inc.; Co-Chairman,
                    Council  of American
                    Ambassadors; Director, WinStar
                    Communications, Inc.


Vote Required for Election of Directors

Directors will be elected at the Annual Meeting by a plurality of
the   votes  cast  at  the  meeting  by  the  holders  of  shares represented in person or by proxy. Votes may be cast for, or withheld from, each nominee.

The Board recommends a vote "FOR" the election of each of the foregoing persons.


REPORTS REQUIRED BY SECTION 16(a)

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent (10%) of the Corporation's Common Shares, to file with the Securities and Exchange Commission and any exchange on which the Corporation's Common Shares are traded reports of ownership and changes in ownership of the Corporation's Common Shares. Based solely on its review of the copies of Forms 3, 4 and 5 received by the Corporation, or written representations from certain reporting persons that no Form 5's were required for such persons, the Corporation believes that, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.


<PAGE 4>


BOARD MEETINGS AND COMMITTEES

The   Corporation   maintains   standing   Executive,   Executive
Compensation/Pension, Audit and Nominating Committees.

The Executive Committee, whose members include Peter Lawson-Johnston, William J. vanden Heuvel and Richard L. Lister, met once during 1996. The purpose of the Committee is to act on behalf of the Board and to authorize and approve capital expenditures, which are subsequently ratified by the full Board.

The Executive Compensation/Pension Committee, whose members include Paul A. Carroll, Peter Lawson-Johnston and John M. Donovan, met once during 1996. The Executive Compensation/Pension Committee sets policies and guidelines with respect to compensation and pensions.

The Audit Committee met three times during 1996. Its members include Patrick H. O'Neill, Thomas B. Evans, Jr. and John M. Donovan. The Audit Committee reviews the financial reporting process of the Corporation on behalf of the Board. In fulfilling its responsibility, the Audit Committee recommended to the Board, subject to shareholder approval, the selection of Deloitte & Touche as the Corporation's independent auditors. During 1996, the Audit Committee met with the Corporation's management and with representatives of Deloitte & Touche without the Corporation's management being present.

The Nominating Committee met one time in 1996. Its members include Peter Lawson-Johnston, Thomas B. Evans, Jr. and Richard
L. Lister. The Nominating Committee advises the Board on prospective nominees for election to the Board. It considers possible director nominees recommended by shareholders, who may submit their recommendations by writing to the Nominating Committee at the Corporation's principal executive office.

The Board met eight times during 1996. No director attended fewer than 75% of the meetings of the Board and its committees held during the period in 1996 except for one.

Outside  directors received $10,000 annually plus $600  for  each meeting  of  the Board or any of its committees attended  through
December  31,  1996.   Executives who are  directors  receive  no
compensation as directors.


PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 7, 1997, information concerning the Common Shares beneficially owned by each person who, to the knowledge of the Corporation, is the holder of 5% or more of the Common Shares of the Corporation, each director, and each Named Officer (as defined on page 9 under Executive Compensation) who was an executive officer as of that date, and all executive officers and directors of the Corporation as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.


<PAGE 5>

                                        Shares                 Percentage
Name of Beneficial Owner(1)(2)    Beneficially Owned    (3)Beneficially Owned
Dundee Bancorp International Inc.   2,840,427                    34.3 percent
 Scotia Plaza, 55th Floor
 40 King Street West
 Toronto, Ontario, Canada M5H 4A9

Paul  A.  Carroll                      35,306(4)(5)                 *
Morton  A.  Cohen                     312,676(4)(5)(6)            3.8 percent
John  M.  Donovan                      35,306(4)(5)                 *
Thomas  B.  Evans, Jr.                 45,285(4)(5)                 *
Ned  Goodman                        2,875,733(4)(5)(7)           34.7 percent
 Scotia Plaza, 55th Floor
 40 King Street West
 Toronto, Ontario, Canada M5H 4A9
Peter  Lawson-Johnston                 93,871(4)(5)(8)            1.1 percent
Richard L. Lister                     690,599(5)(9)(10)(12)       8.1 percent
 Canada Trust Tower, BCE Place
 161 Bay Street, Suite 3750
 Toronto, Ontario, Canada M5J 2S1
Patrick  H.  O'Neill                   39,971(4)(5)                 *
William  J.  vanden Heuvel             47,491(4)(5)                 *
Allen  J.  Palmiere                    80,306(5)(10)              1.0 percent
Peter  J.  Goodwin                     63,111(10)(12)               *
Terrance J. Hogan                      54,284(10)(11)(12)           *
G.   Russell  Lewis                    15,000(10)                   *
All Directors and Named Officers    4,388,939(4)(5)(6)(7)(8)(9)(10)(11)(12)
 as a group (13 persons)                                          49.4 percent
__________________
* Denotes less than 1% of Common Shares outstanding

(1) A Schedule 13G, prepared on behalf of Merrill Lynch & Co., Inc. and various of its subsidiaries, was filed with the Securities and Exchange Commission indicating that it could be construed to be a beneficial owner of 880,566 Common Shares. However, Merrill Lynch & Co., Inc. disclaims any beneficial ownership of the Common Shares because they were held in proprietary trading accounts.

(2) Zesiger Capital Group LLC has filed a Schedule 13G with the Securities and Exchange Commission indicating that it could be deemed to be a beneficial owner of 710,813 Common Shares. However, Zesiger Capital Group LLC disclaims any beneficial ownership of the Common Shares because they were purchased for customer accounts.

(3)  Computed  in  accordance  with  Rule  13d-3(d)(1)   of   the
     Securities Exchange Act of 1934, as amended.

(4) These directors were each granted options for 10,000 Common Shares at $5.00 per share exercisable in two installments of 5,000 each beginning on September 17, 1992 and September 17, 1993, respectively, and extend for a period of five years from the date the options first become exercisable. On May 26, 1993, these directors were each granted options for an additional 15,000 Common Shares at $5.50 per share exercisable in two installments of 7,500 each beginning on May 26, 1994 and May 26, 1995, respectively. These options expire on May 26, 1999. In addition, these directors were each granted options for an additional 5,000 Common Shares at $9.125 per share exercisable in two installments of 2,500 each beginning on February 8, 1996 and February 8, 1997, respectively, and extending for a period ending on February 8, 2001. Shares shown in the table include the 30,000 currently exercisable options.


<PAGE 6>

 (5) Each of these directors and members of management purchased 5,000 Common Shares from G.E. Wood, former
     President and Chief Executive Officer, as part of an assignment of the Corporation's settlement agreement with Mr. Wood dated August 10, 1993.

(6)  Includes  276,856  Common Shares owned  by  Clarion  Capital
     Corporation, a company which Mr. Cohen may be deemed to be the beneficial owner.

(7) Includes 2,840,427 Common Shares owned by Dundee Bancorp International Inc., a wholly-owned subsidiary of Dundee Bancorp Inc., of which Mr. Goodman is Chairman of the Board and over which he may be deemed to have voting and investment power.

(8) Includes 18,006 Common Shares beneficially owned by Elgerbar Corporation. Mr. Lawson-Johnston is President and a director of Elgerbar Corporation and has shared voting and investment power with respect to the Common Shares held by it.

(9)  In 1991, Richard L. Lister, President and
     Chief Executive Officer of the Corporation, acquired 357,000 Common Shares under the Corporation's Key Executive Stock Purchase Plan for an aggregate purchase price of $1,749,300 ($4.90 per share). The Corporation loaned Mr. Lister the full amount of the purchase price. This non-interest bearing loan, which was originally scheduled to mature in 1997, was extended for one year by approval of the Board. The loan is evidenced by a promissory note secured by a pledge of the Common Shares. If Mr. Lister leaves the employ of the Corporation at any time prior to full payment of the loan, the principal amount will be due in full 30 days after the date his employment terminates. Any balance remaining unpaid on the loan after it is due will bear interest at the prime rate plus 1.0%. So long as the loan is outstanding, Mr. Lister is required to vote the 357,000 Common Shares in a manner consistent with the recommendation of the Board.

(10) Includes Common Shares issuable upon exercise
     of  vested  options as follows: Mr.  Lister,  220,000
     Common Shares; Mr. Palmiere, 75,000 Common Shares; Mr. Goodwin, 50,000 Common Shares; Mr. Hogan, 21,000 Common Shares; Mr. Lewis, 15,000 Common Shares; and all Named Officers and directors as a group, 621,000 Common Shares.

(11) As part of the Corporation's purchase of Alumitech, Inc., in May 1995 Mr. Hogan was issued 28,558 Common Shares and options for an additional 22,000 Common Shares at $9.75 per share exercisable in two installments of 11,000 Common Shares each beginning on May 12, 1996 and May 12, 1997, respectively, in exchange for his interest in Alumitech, Inc. The options expire on May 12, 2001.

(12) Includes Common Shares purchased in 1995 and 1996, plus any applicable stock dividends, in accordance with the terms and conditions of the Corporation's employee stock purchase plan as follows: Mr. Lister, 11,386 Common Shares; Mr. Goodwin, 5,319 Common Shares; and Mr. Hogan, 3,118 Common Shares.


<PAGE 7>

                          REPORT OF THE
           EXECUTIVE COMPENSATION / PENSION COMMITTEE

The Corporation applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Corporation result from the coordinated efforts of all individuals working toward common objectives. The Corporation strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long term success of the Corporation. The Corporation's compensation program for executive officers, including the Chief Executive Officer ("CEO"), is based on the same five principles applicable to compensation decisions for all employees of the Corporation:

1. The Corporation pays competitively. The Corporation is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Corporation regularly compares its pay practices with those of other leading companies and sets its pay parameters based on this review.

2. The Corporation pays for relative sustained performance. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Corporation values are fostered.

3. The Corporation strives for fairness in the administration of pay.

4. The Corporation strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Corporation and at comparable companies.

5. The Corporation believes that employees should understand how the performance evaluation and pay administration process works.

The process of assessing performance is as follows:

   - At the beginning of the performance cycle, the evaluating manager sets objectives and key goals.

   - The evaluating manager gives the employee ongoing feedback on performance.

   - At the end of the performance cycle, the manager evaluates the accomplishments of objectives/key goals.

   - The manager compares the results to the results of peers within the operating unit.


<PAGE 8>

   - The evaluating manager communicates the comparative results to the employee.

   - The comparative result affects decisions on salary, bonuses and stock options.

COMPENSATION VEHICLES

The Corporation has had a history of using a simple total compensation program that consists of cash and, since 1990, equity-based compensation. Having a compensation program that allows the Corporation to successfully attract and retain key employees, permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

Cash-Based Compensation
Salary:   The  Corporation  sets base  salary  for  employees  by
reviewing the aggregate of base salary and annual bonus for competitive positions in the market.

Equity-Based Compensation
Stock Option Program: The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Corporation.

Bonus Program
The  Corporation  maintains  a  bonus  program  for  certain  key
employees.   The plan is specifically designed to  grant  greater
compensation   to   those  key  employees  to   recognize   their
performance in the plan year.

1996 PERFORMANCE

At the beginning of fiscal 1996, the Executive Compensation/Pension Committee reviewed performance objectives for the Corporation. Performance relative to these objectives was the basis for determining the 1996 bonus of the President and CEO. Based on the financial results for the period ended December 31, 1996, no bonus was given.

Similarly, 1996 performance goals for the other Named Officers were approved by the President and CEO at the beginning of the year. Performance measures and goals were similar to those of the President and CEO. Their performance for 1996 was evaluated by the President and CEO, and no bonuses were granted.


                              Executive Compensation/
                              Pension Committee
                              PAUL A. CARROLL
                              JOHN M. DONOVAN
                              PETER LAWSON-JOHNSTON

<PAGE 9>


EXECUTIVE COMPENSATION

The following table sets forth the annual and long term compensation, attributable to all service in the fiscal years 1996, 1995 and 1994, paid to those persons who were at the end of the 1996 fiscal year (i) the chief executive officer; and (ii) the other four most highly paid executive officers of the Corporation (collectively, the "Named Officers"):

Summary Compensation Table

                              Annual             Securities
Name and                   Compensation          Underlying       All Other
Principal Position  Year      Salary     Bonus    Options     Compensation (2)
                                                    (1)


Richard L. Lister   1996     $267,537    $0          _              $39,994
President and       1995     $265,911   $75,000    100,000          $37,225
Chief Executive     1994     $265,322    $0

Allen J. Palmiere   1996     $139,368    $0          _              $15,788
 Vice President,    1995     $119,629   $24,000     15,000           $6,364
 Chief Financial    1994     $113,428   $45,371      _               $5,479
 Officer and
 Assistant Secretary


Peter J. Goodwin    1996   $144,530       $0                        $20,230
 Vice President,    1995   $132,667     $17,500     25,000(3)       $15,120
 Zemex
 President,
 Industrial
 Minerals

Terrance J. Hogan   1996   $136,667       $0         _             $14,816
 President,         1995   $120,192     $36,000      32,000         $3,395
 Alumitech, Inc.

G. Russell Lewis    1996   $144,200       $0         _              $7,024
 President, Metal   1995   $138,866      $4,000      10,000         $6,829
 Powders            1994   $133,743     $40,000      -              $8,403


_________________

(1) On February 8, 1995, Mr. Lister, Mr. Palmiere, Mr. Goodwin, Mr. Hogan and Mr. Lewis were granted options of 100,000, 15,000, 25,000, 10,000 and 10,000, respectively, at an exercise price of $9.125 under the 1995 Stock Option Plan. On May 12, 1995, Mr. Hogan was issued options for 22,000 Common Shares at $9.75 per share exercisable in two installments of 11,000 Common Shares each beginning on May 12, 1996 and May 12, 1997, respectively, in exchange for his interest in Alumitech, Inc. (see Note 11 Principal Shareholders and Security Ownership of Management).

(2) Constitutes premiums for term life insurance exceeding amounts eligible to most employees, automobile benefits, and employer matched contributions to a group registered retirement
    plan  and  an  employee stock purchase plan.   In  1995,  the
    Corporation adopted an employee stock purchase plan whereby employees may elect to invest up to 10% of their earnings and the Corporation matches funding for the purchase of the Corporation's Common Shares. Common Shares purchased under this plan are held for a one-year vesting period. Amounts shown for Mr. Lister, Mr. Goodwin and Mr. Hogan include $25,200, $14,200 and $13,000, respectively, as a benefit derived from participation in the plan in 1996 and benefits of $25,200 and $9,450, respectively, for Mr. Lister and Mr. Goodwin in 1995. Amounts shown for Mr. Lister do not include imputed interest of $100,453, $130,585 and $96,331 in 1996, 1995, and 1994, respectively, on a loan Mr. Lister received under the Corporation's Key Executive Stock Purchase Plan. The Corporation does not reimburse Mr. Lister for any tax consequences arising from this loan. (See Note 9 Principal Shareholders and Security Ownership of Management.)


<PAGE 10>


(3) On  July 14, 1994, Mr. Goodwin was granted options for 25,000
    Common  Shares  at  $11.50 per share  under  the  1993  Stock
    Option Plan. On July 18, 1996, these options were repriced to $9.125.


OPTION REPRICING

The following table shows the repricing of any stock options previously awarded to any of the Named Officers pursuant to the Corporation's stock option plans.

                     Number of   Market    Original
            Date    Securities    Price     Exercise      New
             of     Underlying  of Stock     Price     Exercise        Expiry
Named     Repricing    Options     at       at Time    Price (1)        Date
Officer              Repriced    Time of      of
                                Repricing  Repricing


Peter       July 18                                                   July 14,
J. Goodwin   1996     25,000    $7.125     $11.50       $9.125      2000


Mr. Goodwin was originally granted 25,000 stock options on July 14, 1994 at $11.50. Given that the Corporation's common shares have not traded in this price range since 1994 and given that the purpose of the option program is to provide incentive to valuable employees, on July 18, 1996 the Board approved the repricing of these share options to $9.125, commensurate with the price of Mr. Goodwin's other options. The term of the options remains the same.


OPTION EXERCISE AND YEAR-END VALUES TABLE

With respect to the Named Officers, the following table sets forth the number of options exercised, the value realized upon exercise and the value of outstanding options at December 31, 1996, using $7.00, the December 31, 1996 closing price of the Corporation's Common Shares on the New York Stock Exchange.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                            Number of            Value of
                                            Unexercised         In-The-Money
                Shares       Value             Options             Options
               Acquired      Realized        at Year-End         at Year-End
Named Officer  on Exercise   on Exercise     Exercisable/        Exercisable/
                                           Unexercisable       Unexercisable



Richard  L.
Lister            _             _          170,000/50,000         $180,000/$0
Allen  J.
Palmiere          _             _           67,500/7,500             $0/$0
Peter  J.
Goodwin           _             _           35,500/12,500            $0/$0
Terrance J.
Hogan             _             _           16,000/16,000            $0/$0
G. Russell
Lewis        16,000        $72,000           12,500/2,500          $7,500/$0


PENSION PLAN

Pursuant  to  the  Corporation's  pension  plan,  employees   are
entitled to pension benefits after five years of service with the
Corporation.  The amount of such benefits depends upon salary and
length  of  service  as shown in the table  below.   The  service
factor  is 1 1/2 percent per year.  There is a Social Security offset.   As
of January 1, 1997, the number of credited years of service and the compensation covered by the pension plan for the eligible
Named Officers are: Richard L. Lister, 5.5 and $267,537; Peter J.
Goodwin,  2.5 and $144,530; Terrance J. Hogan, 4.1 and  $136,667;
and G. Russell Lewis, 28.4 and $144,200.


<PAGE 11>


Average  Final Compensation   Credited Service as of Normal Retirement Date
as of Normal Retirement Date         15      20      25      30       35
  $ 50,000                     $  8,613 $11,484 $14,354 $17,225  $20,096
    75,000                      $14,238 $18,984 $23,729 $28,475  $33,221
   100,000                      $19,863 $26,484 $33,104 $39,725  $46,346
   125,000                      $25,488 $33,984 $42,479 $50,975  $59,471
   150,000                      $31,113 $41,484 $51,854 $62,225  $72,596
   175,000                      $31,563 $42,084 $52,604 $63,125  $73,646
   200,000                      $31,563 $42,084 $52,604 $63,125  $73,646
   225,000                      $31,563 $42,084 $52,604 $63,125  $73,646

Note: All benefits shown were estimated using the 1997 Social Security Law and assume the employee terminates employment during 1997 on his Normal Retirement Date (age 65). The benefits shown are payable at Normal Retirement Date as a Five Year Certain and Life Annuity, the normal form for an unmarried participant. All amounts are annual.


PERFORMANCE GRAPH

The following performance graph compares the performance of the Corporation's Common Shares to the Dow Jones Industrial Average Index and the Dow Jones Basic Materials Average Index over the past five-year period. The graph assumes that the value of the investment in the Corporation's Common Shares and each index was $100 at December 31, 1991 and that all dividends were reinvested. As a diversified producer of industrial minerals and metal products, many of the companies with which the Corporation competes are private and peer group comparative data is not available.

                           1991   1992  1993   1994   1995   1996
Zemex Total Return          100    163   207    268    315   230
Dow Jones Industrial        100    107   126    132    181   232
Average
Dow Jones Basic Materials   100    111   126    133    165   192
Average


<PAGE 12>

                           PROPOSAL II
                            AUDITORS

The Board, upon the recommendation of the Audit Committee, has selected Deloitte & Touche as independent auditors of the accounts of the Corporation and its subsidiaries for the fiscal year ending December 31, 1997. A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte & Touche as the Corporation's independent auditors. Representatives of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to questions and may make a statement if they so desire.

Vote Required for Ratification of Auditors

Approval of the appointment of auditors requires the affirmative vote of the majority of the holders of outstanding Common Shares entitled to cast votes at the meeting.

The Board unanimously recommends that the shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche as independent auditors for the fiscal year ending December 31, 1997.


                          PROPOSAL III
                  EMPLOYEE STOCK PURCHASE PLAN
  INCREASE IN AUTHORIZED SHARES FROM 250,000 SHARES TO 500,000
                             SHARES

There will be presented at the Annual Meeting a proposal that the shareholders approve an increase in the number of shares authorized to be purchased under the Corporation's Employee Stock Purchase Plan (the "Plan"), a plan approved by the shareholders on June 14, 1994. The Plan is an employee benefit plan that offers eligible employees of the Corporation the opportunity to purchase shares of the Corporation's common stock through regular payroll deductions. The initial number of authorized shares approved by the shareholders was 250,000 shares.

The purpose of the Plan is to provide incentive to employees and to secure for the Corporation and its shareholders the benefits which an interest in the ownership of shares of the Corporation's common stock will provide to its employees, who are responsible for the Corporation's future growth and continued success.

Each eligible employee may contribute to the Plan up to ten percent of his or her base compensation. The Corporation will also contribute to the Plan an amount equal to the amount of each participant's contribution. Each quarter, the aggregate amount contributed on behalf of each employee will be used to purchase common stock at a price equal to its average fair market value during the calendar quarter preceding the date of purchase.

After purchase, the stock is held in safekeeping by the Corporation for each participant for a period of one year. During the one-year holding period, if a participating employee terminates his or her employment with the Corporation, unless the participant ceases to be an employee by reason of death, disability or retirement, he or she immediately ceases participation in the Plan and the contributions by the
Corporation and stock representing the contributions by the Corporation are forfeited by them. In addition, pursuant to the terms of the Plan, upon termination the participant would only be entitled to receive the lesser of the participant's original contributions to the Plan or the value of the shares purchased with the participant's contributions. Under the Plan, however, the Board has the discretion to pay the full value of all shares held for the participant before the termination instead of allowing a forfeiture to occur. If a participating employee is still employed at the end of the one-year holding period, or upon death, disability, or retirement during the one-year holding period, all shares held by the Corporation for that employee will be distributed to the employee. During the one-year holding period, dividends, voting rights, and proxy statements will be passed through to the participating employees.


<PAGE 13>


In accordance with the terms of the Plan, shareholder approval is required to increase the total authorized shares. Assuming that employees continue to contribute at the same level as they did in 1995 and 1996, it is anticipated that the initial 250,000 authorized shares will be purchased by the first quarter of 1998. Recognizing the importance of providing an opportunity for ownership incentives to employees, a proposal to increase the number of authorized shares available to be purchased under the Plan from 250,000 shares to 500,000 shares will be presented at the Annual Meeting.

The Board of Directors recommends a vote "FOR" the approval of an increase in the number of authorized shares available to be purchased pursuant to the Corporation's Employee Stock Purchase Plan from 250,000 shares to 500,000 shares. The affirmative vote of a majority of the shares of common stock present and voting in person or by proxy is required to approve the increase in authorized shares.


SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

In order to be considered for inclusion in the Corporation's proxy statement for the 1998 Annual Meeting of Shareholders, proposals from shareholders must be received by the Corporation on or before December 1, 1997. Such proposals should be addressed to the Corporate Secretary, Zemex Corporation, Canada Trust Tower, BCE Place, 161 Bay Street, Suite 3750, Toronto, Ontario, M5J 2S1.


OTHER MATTERS

Management is not aware of any other matters to be considered at the meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying Form of Proxy in their discretion to vote the proxies in accordance with their best judgment on such matters.


                                                   March 27, 1997